SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 4, 2016

ILLINOIS POWER GENERATING COMPANY

(Exact name of registrant as specified in its charter)

Illinois	333-56594	37-1395586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

On August 4, 2016, Dynegy Inc. (“Dynegy”), the indirect parent of Illinois Power Generating Company (“Genco”), filed its quarterly report on Form 10-Q for the quarter ended June 30, 2016, which describes potential restructuring options and certain financial information regarding Genco. In particular, Dynegy disclosed that as a result of continued weak energy prices, unsold capacity volumes, on-going required maintenance and environmental expenditures, upcoming interest payments, as well as consideration of a $300 million debt maturity in 2018, Dynegy and Genco have each engaged their own advisors and have begun strategic reviews of Genco. While Genco’s projected future cash flow is sufficient to cover its obligations through December 31, 2016, it may not have sufficient future operating cash flow to satisfy its debt maturity in 2018, absent a debt refinancing or restructuring. Actions to resolve this situation could include one or more of the following: (i) restructuring the Genco debt to achieve a more sustainable business model; (ii) transitioning ownership of Genco’s assets to its debt holders; (iii) deferring discretionary capital expenditures to the extent possible; (iv) continued shut down of uneconomic generation; and/or (v) seeking bankruptcy protection. Genco expects to file its second quarter Form 10-Q on or about August 9, 2016.

Forward Looking Statements

This current report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the strategic review of Genco, Genco’s projected future cash flows, and potential actions. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Genco is contained in Genco’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Genco makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2015 Form 10-K and subsequent Form 10-Qs. In addition to the risks and uncertainties set forth in Genco’s SEC filings, the forward-looking statements described in this Form 8-K could be affected by, among other things, (i) beliefs and assumptions regarding Genco’s ability to continue as a going concern; (ii) beliefs concerning the strategic review of Genco, including any debt restructuring; (iii) projected future cash flow through December 31, 2016; (iv) future operating cash flow in 2018; (v) beliefs, assumptions, and projections regarding the demand for power, generation volumes, and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any; (vi) beliefs and assumptions about market competition, generation capacity, and regional supply and demand characteristics of the wholesale and retail power markets, including the anticipation of plant retirements and higher market pricing over the longer term; (vii) sufficiency of, access to, and costs associated with coal inventories and transportation thereof; (viii) expectations regarding, or impacts of, environmental matters, including costs of compliance, availability, and adequacy of emission credits and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations that we are, or could become subject to, which could increase our costs, result in an impairment of our assets, cause us to limit or terminate the operation of certain of our facilities, or otherwise have a negative financial effect; (ix) beliefs about the outcome of legal, administrative, legislative, and regulatory matters; and (x) projected operating or financial results, including anticipated cash flows from operations, revenues, and profitability. Any or all of Genco’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties, and other factors, many of which are beyond Genco’s control, including those set forth under Item 1A - Risk Factors of Genco’s 2015 Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS POWER GENERATING COMPANY
(Registrant)

Dated: August 4, 2016	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer